CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of The Japan Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 29, 2004